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                     FIRST AMENDMENT TO ALPHA MICROSYSTEMS

                        1993 EMPLOYEE STOCK OPTION PLAN



                 THIS FIRST AMENDMENT TO ALPHA MICROSYSTEMS 1993 EMPLOYEE STOCK OPTION PLAN (the "First Amendment") is hereby adopted by Alpha Microsystems, a California corporation (the "Company"), effective as of August 13, 1996.

                               R E C I T A L S :

                 A. The Alpha Microsystems 1993 Employee Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Company (the "Board") on August 27, 1993, and amended on April 14, 1994. The Plan was approved by the shareholders of the Company on May 31, 1994.

                 B. Section 13 of the Plan provides that the Board may, subject to approval of the shareholders of the Company, amend the Plan to increase the number of shares of common stock of the Company subject to the Plan as contemplated by this First Amendment.

                 C. On June 14, 1996, the Board approved a proposal to increase the number of shares of the Company's common stock, no par value, authorized for issuance under the Plan, from 550,000 shares to an aggregate of 925,000 shares, an increase of 375,000 shares (the "Proposal"). The Proposal was approved by the Company's shareholders on August 13, 1996.

                                   AMENDMENT

                 Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Plan.

                 The second sentence of Section 6 of the Plan is hereby amended to read in its entirety as follows:

                          "The aggregate number of Shares which may be issued
                 upon exercise of Options under the Plan shall not exceed Nine Hundred Twenty-Five Thousand (925,000)."














                                  EXHIBIT 4.6
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                 I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of the Company on June 14, 1996, and by the shareholders of the Company on August 13, 1996.

                 Executed on this 13th day of August, 1996.



                                                   /s/JOHN F. GLADE
                                                   ----------------------------
                                                   John F. Glade, Secretary





























                                  EXHIBIT 4.6
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